UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2013

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-22283 (Commission File Number)	54-1829288 (IRS Employer Identification No.)

590 Peter Jefferson Parkway, Suite 250 Charlottesville, Virginia 22911 (Address of principal offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 9, 2013, StellarOne Corporation (“StellarOne”) and Union First Market Bankshares Corporation (“Union”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which StellarOne will merge with and into Union (the “Merger”).  Union will be the surviving corporation in the Merger.  The Merger Agreement was unanimously approved by the Boards of Directors of both companies.

As a result of the Merger, the holders of shares of StellarOne common stock will receive 0.9739 shares of Union common stock for each share of StellarOne common stock held immediately prior to the effective date of the Merger.  Each share of Union common stock outstanding immediately prior to the Merger will continue to be outstanding after the Merger. Each option to purchase shares of StellarOne common stock granted under a StellarOne equity-based compensation plan that is outstanding immediately prior to the effective date of the Merger will be converted into an option to purchase shares of Union common stock, adjusted based on the 0.9739 exchange ratio.  Each restricted share of StellarOne common stock granted under a StellarOne equity-based compensation plan that is outstanding immediately prior to the effective date of the Merger will be converted into a restricted share of Union common stock, adjusted based on the 0.9739 exchange ratio.

At the effective date of the Merger, Union’s Board of Directors will be comprised of not more than nineteen directors consisting of not more than eleven current Union directors, including Union’s current chief executive officer, G. William Beale, and eight former StellarOne directors.  Following the Merger, Raymond D. Smoot, Jr., current Chairman of the Board of Directors of StellarOne, will serve as Union’s Chairman of the Board of Directors, and Ronald L. Hicks, Union’s current Chairman of the Board, will serve as Vice Chairman.  The current executive officers of Union will be the executive officers of Union after the Merger.

After the Merger and at a time to be determined by Union, StellarOne Bank, StellarOne’s wholly-owned bank subsidiary, will be merged with and into Union First Market Bank, Union’s wholly-owned bank subsidiary (“Union Bank”).  After the Merger, the current members of StellarOne Bank’s Board of Directors will remain directors of StellarOne Bank until its merger with Union Bank.   Prior to the effective date of the merger of StellarOne Bank with and into Union Bank, those members of StellarOne Bank’s Board of Directors who are not serving on Union’s Board of Directors will be offered positions on Union Bank’s Board of Directors.

In connection with the Merger, and in addition to asking its stockholders to approve the Merger Agreement, Union will be seeking stockholder approval of an amendment to its articles of incorporation to increase the number of authorized shares of common stock from 36,000,000 to 100,000,000 shares.

In the Merger Agreement, each of Union and StellarOne has made customary representations, warranties and covenants.  The completion of the Merger is subject to various closing conditions, including obtaining the requisite approvals of Union’s and StellarOne’s stockholders, receiving certain regulatory approvals and the effectiveness of Union's registration statement on Form S-4 for the Union common stock to be issued in the Merger.

Pursuant to the Merger Agreement, StellarOne and Union have each agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, to enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.  The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, StellarOne may be required to pay to Union, or Union may be required to pay to StellarOne, as the case may be, a termination fee of $21,800,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding the terms of the Merger, and is not intended to provide any other financial information about StellarOne or Union or their subsidiaries.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of StellarOne and Union; may be subject to limitations and qualifications agreed upon by StellarOne and Union, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between StellarOne and Union instead of establishing these matters as facts; may be limited to the knowledge of specified officers of StellarOne and Union; and may be subject to standards of materiality applicable to StellarOne and Union that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of StellarOne or Union or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by StellarOne and Union.

Additional Information and Where to Find It

In connection with the proposed transaction, Union will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Union common stock to be issued to the stockholders of StellarOne. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of Union and StellarOne seeking their approval of the Merger Agreement and related matters. In addition, each of Union and StellarOne may file other relevant documents concerning the proposed merger with the SEC.

Investors and stockholders of both Union and StellarOne are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed merger because they will contain important information about Union, StellarOne and the proposed transaction. Investors and stockholders may obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov.  Free copies of the joint proxy statement/prospectus, when it becomes available, also may be obtained by directing a request by telephone or mail to Union First Market Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or StellarOne Corporation, 590 Peter Jefferson Pkwy, Suite 250, Charlottesville, Virginia 22911, Attention: Investor Relations (telephone: (434) 964-2217), or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or StellarOne’s website at www.stellarone.com under “Investor Relations.” The information on Union’s and StellarOne’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

Union and StellarOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Union and/or StellarOne in connection with the Merger. Information about the directors and executive officers of Union is set forth in the proxy statement for Union’s 2013 annual meeting of stockholders filed with the SEC on April 23, 2013.  Information about the directors and executive officers of StellarOne is set forth in the proxy statement for StellarOne’s 2013 annual meeting of stockholders filed with the SEC on April 9, 2013. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

Item 9.01.                      Financial Statements and Exhibits.

      (d)  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of June 9, 2013, between Union First Market Bankshares Corporation and StellarOne Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
StellarOne Corporation
Date: June 12, 2013	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of June 9, 2013, between Union First Market Bankshares Corporation and StellarOne Corporation